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                                                                 EXHIBIT NO. 3.4

                                   BY-LAWS OF

                        YELLOW REDEVELOPMENT CORPORATION

                                    ARTICLE I

                                 GENERAL OFFICE

     The general office of this company shall be at 92nd Street at State Line Road, Kansas City, Missouri, or at such place as may hereafter be designated by the Board of Directors.

                                   ARTICLE II

                         ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of the stockholders of the corporation shall be held at eleven o'clock in the forenoon on the second Tuesday of March of each year. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual stockholders' meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF STOCKHOLDERS

     Except as otherwise provided by law, special meetings of the stockholders of this corporation shall be held whenever called by the president or a vice president or by a majority of the board of directors or whenever one or more stockholders who are entitled to vote and who hold at least 25% of the capital stock issued and outstanding shall make written application therefor to the secretary stating the time, place and purpose of the meeting called for.

                                   ARTICLE IV

                        NOTICE OF STOCKHOLDERS' MEETINGS

     Notice of all stockholders' meetings stating the time and the place and the objects for which such meetings are called shall be given by the president or a vice president or the secretary or by any one or more stockholders entitled to call a special meeting of the stockholders by publication for ten (10) days prior thereto in some newspaper published in the City of Kansas City, Jackson County, Missouri, or in lieu thereof notice may be served personally on each stockholder.

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                                    ARTICLE V

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by these by-laws or the articles of incorporation of this corporation, or any of the corporation laws of the State of Missouri, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                             QUORUM OF STOCKHOLDERS

     At any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding, represented by stockholders of record in person or by proxy, shall constitute a quorum; but a less interest may adjourn any meeting, and the meeting may be held as adjourned without further notice; PROVIDED, however, that directors shall not be elected at a meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting.

                                   ARTICLE VII

                                PROXY AND VOTING

     Stockholders of record may vote at any meeting either in person or by proxy in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each stockholder, except as hereinafter otherwise provided, shall be entitled to one vote for each share of stock held by him. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or he may distribute them among the number to be voted for or any two or more of them, as he may see fit.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     A board of directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The number of directors of this corporation to be elected at the first meeting of stockholders shall be three; however, the number of directors may at any time be increased to five by a majority vote of the stockholders.

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     Each director shall serve until the next annual meeting of the stockholders and until his successor is duly elected and qualified. Directors need not be stockholders of the corporation. Directors shall be of full age and at least one of them shall be a citizen and resident of the State of Missouri.

                                   ARTICLE IX

                               POWERS OF DIRECTORS

     The board of directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the board of directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Missouri, with the certificate of incorporation of the corporation, or with these by-laws. The board of directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the board of directors shall be final and conclusive.

                                    ARTICLE X

                                    OFFICERS

     The officers of this company shall consist of a president, a vice president (who may be designated executive vice president), a secretary and a treasurer, and such other officers as the board of directors shall from time to time deem necessary or appropriate and appoint.

     Any two offices , except those of president and vice president may be held by one and the same person at the same time.

                                   ARTICLE XI

                              MEETINGS OF DIRECTORS

     Regular meetings of the board of directors shall be held each year immediately following the annual meeting of the stockholders, and at such other times as the board by vote may determine, and if so determined no notice thereof need be given. Special meetings of the board of directors may be held at any time or place, whenever called by the president, a vice president or two directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice, provided that all the directors are present, or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telegraphing the same to him at his residence or business address not later than the day before the day on which the meeting is to be held, unless, in case of emergency, the president shall prescribe a shorter notice to be given personally or by telegraphing each director at his residence or business address. Such special

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meeting shall be held at such time and place as the notice thereof or waiver shall specify. The officers of the corporation shall be elected by the board of directors at its regular meeting following its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place.

                                   ARTICLE XII

                                    PRESIDENT

     I shall be the duty of the president to manage, conduct and control the business of the corporation, subject only to the direction of the Board of Directors. The president, or a vice president, unless some other person is specifically authorized by vote of the board of directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the board of directors shall designate.

                                  ARTICLE XIII

                                 VICE PRESIDENT

     It shall be the duty of the vice president to perform the duties of the president in his absence, sickness, or inability to act.

                                   ARTICLE XIV

                                    SECRETARY

     It shall be the duty of the secretary to keep the minutes of the meetings of the stockholders and of the board of directors.

                                   ARTICLE XV

                                    TREASURER

     It shall be the duty of the treasurer to have charge of and preserve all moneys, bills, notes and assets of the corporation. Signatories on bank accounts may be any person or persons designated (by name or office ) by resolution of the Board of Directors.

                                   ARTICLE XVI

                            RESIGNATIONS AND REMOVALS

     Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the board of directors, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the board of directors.

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     The stockholders, at any meeting called for that purpose, by vote of a majority of the stock issued and outstanding, may remove from office any director or other officer elected or appointed by the stockholders or board of directors, and elect or appoint his successor. The board of directors, by vote of not less than a majority of the entire board, may remove from office any officer or agent elected or appointed by it.

                                  ARTICLE XVII

                                    VACANCIES

     If the office of any director, or officer, or agent becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors, or remaining directors as the case may be, may by a vote of a majority choose a successor or successors who shall hold office for the unexpired term. Vacancies in the board of directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

                                  ARTICLE XVIII

                                TRANSFER OF STOCK

     The stock of this company shall be transferred only on the books of the company, and any transfer of stock shall be subject to the lien of the company thereon for any indebtedness due the company from the holder.

                                   ARTICLE XIX

                                   AMENDMENTS

     The by-laws of the corporation may be amended, added to, or repealed by vote of the holders of a majority of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided that notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

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